Exhibit 10.1

Certain information in this Exhibit marked [*] has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the company treats as private or confidential.

Form of INDEMNIFICATION Agreement

This Agreement is made as of the [●] day of [●], [●].

BETWEEN:

BIRCHBIOMED Inc., a company incorporated under the Business Corporations Act (British Columbia) (the “Act”) and having its head office address of 130 Kingscross Drive, King City, Ontario, Canada L7B 1E6

(the “Company”)

AND

[●], an individual having an address for mailing at [●]

(the “Indemnified Party”)

WHEREAS:

A.	The Company wishes to have the Indemnified Party serve as a director or officer of the Company, or as a director or officer (or in an equivalent position) of the Company’s Affiliate (as defined in the Act), or, at the Company’s request, of another company, partnership, trust, joint venture or other unincorporated entity (collectively referred to as the “Subsidiaries”).

B.	As a condition to the Indemnified Party providing the service to the Company, and/or the Subsidiaries, the Indemnified Party has requested an indemnity from the Company and the Company wishes that the Indemnified Party be indemnified in respect of the Indemnified Party’s service to the Company, including any applicable Subsidiaries.

NOW THEREFORE, in consideration of the covenants contained herein, of the Indemnified Party’s agreement for continued service to the Company, including any applicable Subsidiary, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.	Indemnification

(a)	The Company hereby agrees to indemnify and save harmless the Indemnified Party (and his or her heirs and successors) from and against any and all costs, charges and expenses (including, but not limited to, legal and other fees, a judgment, penalty, or fine awarded or imposed in, or any amount paid to settle any action or to satisfy any judgment), reasonably incurred by the Indemnified Party (and his or her heirs or successors) in respect of any civil, criminal, administrative, investigative or other proceeding or action, whether current, threatened, pending, or completed, in which the Indemnified Party is involved by reason of being or having been a director or officer of, or held a position equivalent thereto of, the Company or any Subsidiary, provided that such costs, charges and expenses do not arise from the Indemnified Party’s fraud or wilful misconduct, and provided further that the Company shall not be required to so indemnify the Indemnified Party unless:

(i)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Company or the applicable Subsidiary; and

(ii)	in the case of a proceeding other than a civil proceeding, the Indemnified Party had reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful.

(b)	In addition, for the avoidance of doubt and without limitation of Section 1(a) above, the Company agrees:

(i)	to indemnify the Indemnified Party (and his or her heirs and successors) (and, if requested by the Indemnified Party, advance monies to the Indemnified Party under Section 2) in respect of any proceeding by or on behalf of the Company or any Subsidiary to procure a judgment in its favour, to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Company or a Subsidiary, against all costs, charges and expenses, as more fully referenced in Section 1(a), reasonably incurred by him or her in connection with such proceeding, provided the Indemnified Party has fulfilled the conditions described in Section 1(a) above and subject to the Company or the applicable Subsidiary obtaining any necessary approval of a Court or the Company’s or such Subsidiary’s articles or equivalent constating documents, if required, to pay such indemnity or make such advance; and

(ii)	in the event that the approval of a Court is required to permit the payment of any indemnity or advance hereunder, the Company agrees to make application for and use its best efforts to obtain the Court’s approval to such payment or advance.

(c)	The intention of this Agreement is to provide the Indemnified Party indemnification and advancement of monies to the fullest extent permitted by law, including for negligence (other than fraud or wilful misconduct) on the part of the Indemnified Party, and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in subsections 1(a) and (b) hereof; and

(ii)	subsections 1(a) and 1(b) and Section 2 are intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), subsections 1(a) and 1(b) and Section 2, as applicable, shall be deemed to be amended concurrently with such amendment so as to provide such broader indemnification.

2.	Advance of Costs

The Company agrees that it will advance monies to the Indemnified Party without security or interest for the costs, charges and expenses of a civil, criminal or administrative action or proceeding contemplated by Section 1 above, promptly at the request of the Indemnified Party and upon receipt of reasonable supporting documentation evidencing such costs, charges and expenses, with the understanding and agreement that, in the event it is ultimately determined that the Indemnified Party did not fulfil the conditions described in Section 1(a) above, the Indemnified Party shall forthwith repay to the Company the monies or the appropriate portion thereof, so paid in advance.

3.	Other Rights and Remedies

Neither the right to indemnification and advance of monies to cover costs, charges and expenses of the Indemnified Party set out in Sections 1 and 2 above, nor the making of any payment to the Indemnified Party pursuant thereto will be deemed to derogate from or exclude any other rights of indemnification or contribution to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law or under the articles of the Company or the applicable Subsidiary or any vote of shareholders of the Company or otherwise, and the Company will, to the extent permitted by law, indemnify and save the Indemnified Party harmless from and against all other losses, liabilities, claims, damages, costs, charges or expenses that the Indemnified Party may suffer or incur by or as a result of the Indemnified Party serving as a director or officer of or in a position equivalent to that of a director or officer of, the Company or its Subsidiaries.

4.	No Adverse Presumption

Determination of any civil, criminal or administrative action or proceeding by judgment, order, settlement or conviction, or upon a plea of “nolo contendere” or its equivalent, shall not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Company or the applicable Subsidiary.

5.	Right to Retain Independent Counsel

The Company shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of any claim, proceeding or other matter in which the Company has agreed to indemnify the Indemnified Party pursuant to this Agreement, including by approving counsel to act for the Indemnified Party jointly with other indemnified parties. In any such matter the Indemnified Party shall be entitled to retain other counsel to act on his or her behalf and, without limiting any other indemnification to which the Indemnified Party may be entitled, the fees and disbursements of such other counsel retained by the Indemnified Party shall be paid by the Company provided (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company or the applicable Subsidiary or another indemnified party or that there is a conflict of interest between the Company or the applicable Subsidiary and the Indemnified Party or another indemnified party (in either of which events the Company shall not have the right to assume control of the defence on the Indemnified Party’s behalf). No admission of liability shall be made by the Indemnified Party without the Company’s consent, which consent shall not be unreasonably withheld, and the Company or any Subsidiary shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, which consent shall not be unreasonably withheld.

6.	Fee for Service

If the Indemnified Party, at the request of the Company or otherwise, assists or is required to assist in investigating, defending or appealing any civil, criminal or administrative action or proceeding, actual or threatened, against the Company, an Affiliate or any other director or officer of the Company or an Affiliate, in addition to being indemnified as provided above for any losses, liabilities, claims, damages, costs, charges or expenses incurred or suffered by the Indemnified Party, if the Indemnified Party is not then a full-time employee of the Company, the Indemnified Party shall be paid a daily fee by the Company for such services as determined appropriate by the Company, acting reasonably, in addition to any other remuneration to which the Indemnified Party may be legally entitled to receive from the Company.

7.	Notice of Proceedings

The Indemnified Party agrees to give written notice to the Company promptly after being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any proceeding against the Indemnified Party, or receiving notice of any threatened proceeding against the Indemnified Party, in respect of which the Indemnified Party seeks or may seek indemnification hereunder. Such notice shall include such documentation and information as is reasonably available to the Indemnified Party and is reasonably necessary to determine whether and to what extent he or she is entitled to indemnification. The failure to promptly notify the Company shall not relieve the Company from any liability that it may have to the Indemnified Party hereunder, except to the extent the Company is materially prejudiced in its defence of such proceeding as a result of such failure.

8.	Insurance

(a)	The Company agrees to make commercially reasonable efforts to purchase and maintain or cause to be purchased and maintained, while the Indemnified Party remains a director or officer of, or continues to act in a position equivalent thereto of, the Company or its Subsidiary and for a minimum of six years thereafter, insurance for the benefit of the Indemnified Party against any liabilities incurred by the Indemnified Party in such capacity, or in a position equivalent thereto, with the Company or an applicable Subsidiary, on terms no less favourable (in terms of coverage and amounts) than such insurance maintained by the Company as at the date hereof.

(b)	The Company agrees, upon request of the Indemnified Party, to provide evidence to him or her on an annual basis (on the anniversary date of this Agreement) for so long as the Company is obligated to maintain such insurance under the terms hereof, that it has procured such insurance and shall, upon request of the Indemnified Party, provide the Indemnified Party with a copy of the relevant insurance policy.

(c)	The Company will be subrogated to all rights that the Indemnified Party or any of the heirs and personal or other legal representatives of the Indemnified Party may have under policies of insurance.

9.	Effective Time

This Agreement shall be effective as and from the date hereof.

10.	Legal Advice

The Indemnified Party hereby acknowledges that he or she has not received any legal advice from the Company and has been advised to seek independent legal advice as he or she deems necessary.

11.	Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given or made as of the date delivered or sent if delivered personally or sent by email or as of the following business day if sent by courier or on the fifth business day after the date on which it is mailed if mailed by prepaid registered mail (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during which such interruption occurs shall not be counted) to the parties hereto at the following addresses:

(a)	if to the Indemnified Party, at:

[●]

[●]

Attention:             [●]

Email:                     [●]

(b)	if to the Company, at:

BirchBioMed Inc.

130 Kingscross Drive

King City, Ontario, Canada L7B 1E6

Attention:             Mark Miller, Chief Executive Officer

Email:                     **

or to such other address as each party may from time to time notify the other of in writing.

12.	Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)	to the fullest possible extent, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

13.	Governing Law

The parties hereto agree that this Agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada enforceable therein and the parties hereto submit to the jurisdiction of the Courts of British Columbia.

14.	Further Assurances

The parties hereto will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as another party hereto may reasonably request and as may be necessary or desirable to give effect to the provisions hereof.

15.	Modification and Waiver

This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.	Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Company and its successors and assigns and to the Indemnified Party and his or her estate, executors, administrators, legal representatives, lawful heirs, successors and assigns.

17.	Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Company is continued, incorporated, amalgamated or otherwise becomes governed by an enactment other than the Act, then all references herein to the Act shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

BIRCHBIOMED Inc.

Per:
[INDEMNIFIED PARTY NAME]		Authorized Signatory